Exhibit 99.1

Lightwave Logic Technology and Business Update Conference Call Reminder

December 7, 2010 1:26 PM ET

Call Scheduled for December 8, 2010 at 4 PM EST

NEWARK, Del., Dec. 7, 2010 /PRNewswire-FirstCall/ -- Lightwave Logic, Inc. (OTC Bulletin Board:  LWLG), a technology company focused on the development of the Next Generation Electro-Optic Polymer Material Platform for applications in high speed fiber-optic data communications and optical computing, announced that it is scheduling a one-hour teleconference to discuss recent corporate developments and progress with the company's advanced next generation electro-optical materials platform.  This will also include a discussion of the commercial applications.

Call Date:  December 8, 2010

Call Time: 4:00 PM (EST)

Dial In Number:  (605) 477-3000

Pass Code:  128252#

Web Access:  http://register.webcastgroup.com/l3/?wid=0841201105487

Format of the call will include a technology overview by the company's scientific team followed by a business update then a question-and-answer session.   Telephone participants will be on a listen-only line. Web participants will be able to submit questions in writing during the call.

"Powered by Lightwave Logic"

Lightwave Logic, Inc. is a development stage company that is producing prototype electro-optic demonstration devices and is moving toward commercialization of its high-activity, high-stability organic polymers for applications in electro-optical device markets. Electro-optical devices convert data from electric signals into optical signals for use in high-speed fiber-optic telecommunications systems and optical computers. Please visit the Company's website, www.lightwavelogic.com, for more information.

Safe Harbor Statement

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words "may," "will," "should," "plans," "explores," "expects,"

"anticipates," "continue," "estimate," "project," "intend," and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing various engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, shortages in components, production delays due to performance quality issues with outsourced components, and various other factors beyond the Company's control.